UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

Ultra Clean Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2025, Ultra Clean Holdings, Inc. (the “Company”) announced that Jinsong (“James”) Xiao will become the Company’s next Chief Executive Officer, effective September 2, 2025, and Clarence L. Granger, who has been serving as the Company’s Chief Executive Officer since March 4, 2025, will be stepping down as of the effective date of Mr. Xiao’s appointment, but will remain as non-executive Chairperson of the Board of Directors. Mr. Xiao will also join the Company’s Board of Directors, effective as of the first day of his employment with the Company.
Mr. Xiao, age 55, most recently served as Corporate Vice President and General Manager of Applied Materials, Inc., leading the Semiconductor Dielectric ALD Product Group and Metal Deposition Products (MDP)/ALD BU operations from August 2023 to present. Prior to this most recent position, Mr. Xiao served in various executive capacities since joining Applied Materials in June 2006, including as Corporate Vice President and General Manager of Core Product Group within the Display & Flexible Technology (DFT) division from April 2023 to July 2023, Corporate Vice President and General Manager of Display Thin Film Group from February 2017 to April 2023, Vice President and General Manager of Display CVD & Equipment Product Group (EPG) Division from May 2015 to February 2017, and Managing Director/Vice President and General Manager of Display CVD Products Division from February 2013 to May 2015. The Company’s Board of Directors believes that Mr. Xiao brings deep industry expertise and technology background to the Board of Directors, to lead the Company’s overall strategy and goals.
Pursuant to the offer letter filed as Exhibit 10.1 hereto, the Company has agreed to pay Mr. Xiao an annual base salary of $710,000, with an annual target bonus equal to 105% of his base salary, a one-time sign-on bonus in the amount of $600,000, and an initial equity grant consisting of: (i) one-time sign-on grant of restricted stock units of the Company (“RSUs”) valued at $2,000,000; and (ii) 2025 annual equity grant valued at $3,000,000 (which value will be prorated based on Mr. Xiao’s actual start date), consisting of 45% RSUs and 55% performance stock units (“PSUs”). All equity grants are subject to the terms and conditions of the Company’s Amended and Restated Stock Incentive Plan. All RSUs will vest over a three (3) year period, with equal parts vesting on each anniversary of Mr. Xiao’s start date. All PSUs will vest at the end of a 3-year performance period, in accordance with the vesting criterion set forth in the Company’s PSU award program established by the Board of Directors.
Mr. Xiao will be entitled to severance benefits under the Company’s current policy for Severance Benefits for Executive Officers (the “Severance Policy”) and the offer letter, and has entered into a Change in Control Severance Agreement with the Company, effective September 2, 2025. Under the Severance Policy and Mr. Xiao’s offer letter, if Mr. Xiao is terminated without cause prior to a change in control (or resigns for good reason) and he signs a release of claims, he is entitled to receive (i) 150% of his then-current base salary, (ii) 150% of his annual bonus (based on the average annual cash bonus over the prior three years), (iii) 18 months of COBRA premiums and (iv) accelerated vesting of equity awards that would vest within 18 months. Under his Change in Control Severance Agreement, if a termination of employment occurs 3 months prior to or within 12 months after a change in control (including a resignation for good reason), Mr. Xiao’s severance benefits would be increased to 24 months of salary, bonus and COBRA premiums and all of his equity awards would become vested. In connection with Mr. Xiao’s employment, we expect that Mr. Xiao will enter into the Company’s standard Indemnification Agreement.
On August 6, 2025, the Company also announced that Christopher S. Cook, the Company’s President of the Products Division, will be promoted to the role of Chief Business Officer, effective immediately. Mr. Cook will oversee the growth, financial performance, and strategic initiatives of all business divisions in this new role.
Mr. Cook has served as President of the Products Division since April 2022. The Board of Directors believes that Mr. Cook’s proven leadership of the Products Division and deep understanding of the Company’s business model position him to effectively drive business development and cross-divisional collaborations across all businesses.
Pursuant to the promotion letter filed as Exhibit 10.2 hereto, Mr. Cook’s salary shall be adjusted to $595,000 per year, and his target payout under the Company’s management bonus plan will be 85% of his adjusted base salary on an annualized basis. Mr. Cook will also receive a one-time equity award in the form of restricted stock units of the Company valued at $1,700,000, which will vest over three years in three equal annual installments on each anniversary of the grant date and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan.
Mr. Cook will be entitled to severance benefits under the Company’s Severance Policy, and has entered into a Change in Control Severance Agreement with the Company. Under the Severance Policy, which the Compensation and People Committee of the Company’s Board of Directors modified on August 4, 2025 to align the severance benefits for the Chief Business Officer with those provided to the Chief Financial Officer and Chief Operating Officer, if Mr. Cook is terminated without cause prior to a change in control and he signs a release of claims, he is entitled to receive (i) 100% of his then-current base salary, (ii) 100% of his annual bonus (based on the average annual cash bonus over the prior three years), (iii) 12 months of COBRA premiums and (iv) accelerated vesting of equity awards that would vest within 12 months. Under his Change in Control Severance Agreement, if a termination of employment occurs within 12 months after a change in control (including a resignation for good reason), Mr. Cook’s severance benefits would be increased to 150% of the sum of his then-current base salary and annual cash bonus as determined by the Company over the prior three years, 24 months of COBRA premiums and accelerated vesting of all of his unvested and outstanding equity awards.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Exhibit Description
10.1*	Offer Letter between the Company and James Xiao
10.2*	Promotion Letter between the Company and Christopher S. Cook
99.1	Press Release dated August 6, 2025, announcing the appointment of James Xiao as Chief Executive Officer of the Company
99.2	Press Release dated August 6, 2025, announcing the appointment of Chris Cook as Chief Business Officer of the Company
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	August 6, 2025	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary